Exhibit 99.3

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

OF MAX RE CAPITAL LTD.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the annual report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2002 of Max Re Capital Ltd. (the “Issuer”).

I, Keith S. Hynes, the Chief Financial Officer of the Issuer, certify that:

(i)	the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: March 19, 2003

/s/ KEITH S. HYNES
Name: Keith S. Hynes